Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Revolution Lighting Technologies, Inc. of our reports dated March 10, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Revolution Lighting Technologies, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

Stamford, Connecticut

May 26, 2016